Exhibit 10.54

AMENDMENT TO

EMPLOYMENT AGREEMENT

The Letter Agreement dated as of January 14, 2007 among AmerisourceBergen Corporation, Kindred Healthcare, Inc., PharMerica Corporation (formerly known as Safari Holding Corporation) (collectively, the “Company”) and Gregory S. Weishar, as amended on November 13, 2007 (the “Agreement”), is further amended, effective as of March 16, 2010, as follows:

1. The introductory language to Section 10(a)(i) of the Agreement is hereby replaced and superseded in its entirety as follows:

“(i) As soon as reasonably practicable following the date that your employment hereunder terminates (the “Termination Date”) (or, in the case of Clause (B), the date that the Annual Bonus for the year of termination is payable to other senior executives), a lump-sum cash payment in respect of each of the following:”

2. Section 10(g)(v) of the Agreement is hereby replaced and superseded in its entirety as follows:

“(v) “Pro-Rata Annual Bonus” shall mean:

(A) for purposes of Section 10(c) of this Agreement, a cash amount determined by multiplying your annualized Base Salary on the Termination Date times a fraction, the numerator of which is the excess of 365 over the number of days then remaining in the calendar year of termination, and the denominator of which is 365, and

(B) for purposes of Section 10(a) of this Agreement, a cash amount equal to (1) the lesser of (x) your annualized Base Salary on the Termination Date or (y) your “maximum award” earned under the Compensation Committee resolutions that establish the negative discretion approach under the 2007 Omnibus Incentive Plan (or its successor) for the year of termination, determined based on actual performance during the entire year and without regard to any discretionary adjustments that have the effect of reducing the amount of such maximum award, multiplied by (2) a fraction, the numerator of which is the excess of 365 over the number of days then remaining in the calendar year of termination, and the denominator of which is 365.”

3. Except as explicitly set forth herein, the Agreement will remain in full force and effect.

PHARMERICA CORPORATION

By:
[Name/Title]

GREGORY S. WEISHAR